EXHIBIT 4.1


                       SUBSCRIPTION SUPPLEMENT, LOCKUP AND
                          REGISTRATION RIGHTS AGREEMENT



     This Subscription Supplement and Registration Rights Agreements (the "Subscription Supplement"), containing additional terms to the Subscription Agreement between Algiers Resources, Inc., Balstron Corporation, Daliprint, Inc., Hartscup Corporation, Mayall Partners, Inc., PSLRA, Incorporated, Regal Acquisitions, Inc., Spacial Corporation, Voyer One, Inc., Voyer Two, Inc. (the "Companies") and investors subscribing for shares of Common Stock of the Companies being offered pursuant to the Companies' Confidential Offering Memorandum (as hereinafter defined), has been incorporated by reference into the Subscription Agreement attached hereto (the "Subscription Agreement"). Each investor should therefore carefully review this Subscription Supplement before signing the Subscription Agreement. Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Memorandum.

     1. Subscription for Shares. I subscribe for the number of Shares of Common Stock, par value $0.001 (the "Shares"), of each Company set forth in the Subscription Agreement, priced at $0.25 per share.

     2. Review of Memorandum. I have carefully reviewed the Confidential Offering Memorandum in connection with the offering of Shares and any Supplement(s) thereto provided by the Companies (collectively, the "Memorandum"). I have been furnished with and have carefully read the Memorandum, and very specifically the sections entitled "Risk Factors" and "Available Information," and the documents referenced therein, including any documents listed in "Available Information" which I wished to review, and I am a suitable investor as described in the Memorandum.

     3. Irrevocability of Subscription. I agree that this subscription is and shall be irrevocable, but my obligations hereunder will terminate if this subscription is not accepted by the Companies. I agree to pay for the Shares in the manner set forth in the Subscription Agreement.

     4. Illiquid Investment. I understand that investment in the Shares is an illiquid investment. In particular, I recognize that:

          (a) I must bear the economic risk of investment in the Shares for an indefinite period of time, because the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and therefore cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Companies to that effect is obtained (if requested by the Companies); and

          (b) No established market will exist and it is possible that no public market for the Shares will develop.

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     5. Consent to Legends. I consent to the affixing by the Companies of such legends on certificates representing the Shares as any applicable federal or state securities law may require from time to time.

     6. Subscriber's Representation and Warranties. I represent and warrant to the Companies that:

          (a) The financial information provided in the Subscription Agreement is complete, true and correct;

          (b) I and my investment advisors, if any, have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Shares, including, but not limited to, the risks set forth under "Risk Factors" in the Memorandum;

          (c) I and my investment advisors, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all inquiries to the Companies answered, and have been furnished all requested materials, relating to the Companies and the offering and sale of the Shares and anything else set forth in the Memorandum;

          (d) Neither I nor my investment advisors, if any, have been furnished any offering literature by the Companies or any of its affiliates, associates or agents other than the Memorandum, and the documents referenced therein;

          (e) I am acquiring the Shares for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Shares;

          (f) The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Shares, (ii) has obtained such additional tax and other advice that it has deemed necessary, (iii) has its principal place of business at its residence address set forth in the Subscription Agreement, and (iv) has not been formed for the specific purpose of acquiring the Shares (although this may not necessarily disqualify the subscriber as a purchaser). The persons executing the Subscription Agreement, as well as all other documents related to the Offering, represent that they are duly authorized to execute all such documents on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required.);

          (g) All of the information which I have furnished to the Companies or which is set forth in the Subscription Agreement (including this Subscription Supplement) is correct and complete as of the date of the Subscription Agreement. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information;

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          (h) I further agree to be bound by all of the terms and conditions of the Offering described in the Memorandum; and

          (i) I am the only person with a direct or indirect interest in the Shares subscribed for by the Subscription Agreement.

     7. Certification of Information. I certify, to the best of my information and belief, that the above information that I have supplied is true and correct in all material respects.

     8. Indemnification of Companies. I agree to indemnify and hold harmless the Companies, the Placement Agents and their respective officers, directors, agents, attorneys, accountants and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Supplement or the Subscription Agreement, or by reason of any breach of the representations and warranties made by the undersigned herein or in the undersigned's related Subscription Agreement, or in any document provided by the undersigned to the Companies.

     9. Nontransferability of Subscription. This subscription is not transferable or assignable by me without the written consent of the Companies.

     10. Subscribers' Joint and Several Liability. If more than one person is executing this document, the obligations of each shall be joint and several and the representations and warranties contained in the Subscription Agreement and this Subscription Supplement shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors and assigns.

     11. Successors and Assigns. This subscription, upon acceptance by each Company, shall be binding upon my heirs, executors, administrators, successors and assigns.

     12. Governing Law. The Subscription Agreement, including this Subscription Supplement, shall be construed in accordance with and governed in all respects by the laws of the State of California.

     13. Registration Rights. I acknowledge and agree that I will have the following registration rights with respect to Shares purchased by me in the
Offering:

          (a) In connection with the first general registration statement (other than Form S-8) ("Registration Statement"), if any, filed by a Company following the closing of a merger with an operating company (a "Merger"), such Company will use its best efforts to include the Shares of Common Stock of that Company purchased by the Holder in the Offering in the Registration Statement. In the event, the Company proposes to register any of its securities following a Merger, it will give written notice to each Holder, at least thirty (30) days prior to the filing of a Registration Statement, of its intention to do so. Upon the written request of any Holder given

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     within fifteen (15) days after receipt of any such notice of his, her or its or their desire to include such Holder's Registerable Securities in such Registration Statement, the Company shall afford such Holder(s) the opportunity to have such Holder's Registerable Securities registered under such registration. Notwithstanding anything to the contrary contained in this paragraph, each Company shall have the right at any time after it shall have given written notice pursuant to this paragraph (irrespective of whether a written request for the inclusion of such Registerable Securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof. Any and all shares registered in a Registration Statement will still be subject to the lock-up provisions set forth in Paragraph 14 herein.

          (b) Each Company shall undertake in good faith to file a Registration Statement covering my shares as soon as reasonably possible after such Merger and to keep such Registration Statement effective for a period of at least two years. However, I acknowledge that no assurance can be given that such agreement can be obtain or such Registration Statement will be declared effective, and the lock-up provisions will still apply to such registered shares, unless otherwise released.

          (c) Each Company shall indemnify and hold harmless the Holders of Registerable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement of material fact contained in the Registration Statement filed by such Company under the Securities Act by reason of this Paragraph 13, any post-effective amendment to such Registration Statement, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by a Holder (or the authorized representatives or agents of the Holder) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder within the meaning of the Securities Act and each officer, director, employee and agent of the Holder; provided, however, that the indemnification in this Paragraph 13(b) with respect to any prospectus shall not inure to the benefit of the Holder (or to the benefit of any person controlling the Holder) on account of any such loss, claim, damage or liability arising from the sale of Registerable Securities by such Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser of such securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Holder or any other person referred to above unless the Holder or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any Registration Statement or any prospectus required to be filed or furnished in connection with such Registration Statement or caused any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not

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     misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder expressly for use therein.

     If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (d) All expenses, filing fees and other costs incurred by each Company in connection with any registration of securities pursuant to this Paragraph 13 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities and any fees and costs of legal counsel engaged by the Holders) shall be borne by such Company.

     In the case of the registration effected by each Company pursuant to the provisions of this Paragraph 13, the Company will (i) furnish to the Holders of the Registerable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate the disposition of the Registerable Securities owned by them, and
(ii) notify each Holder of Registerable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

          (e) For purposes hereof, the term "Registerable Securities" means the Shares of Common Stock of a Company sold in the Offering.

          (f) Notwithstanding anything to the contrary contained in this Section 13, all of the registration rights described in this Section 13 shall expire at such time as all the Registrable Securities of a Company held by you are saleable pursuant to Rule 144(k) of the Securities Act, or such successor provision.

     14. Lock-Up Restriction on Sale. Notwithstanding anything to the contrary contained in the Memorandum or Paragraph 13 hereof, I acknowledge and agree that prior to registration of any Company, the consummation of a Merger by a Company, and either the expiration of relevant holding periods under Rule 144 of the Securities Act or registration of the Common Stock, and for a six (6) month period after the registration of Common Stock and Merger, I will not sell, pledge, assign or otherwise transfer or hypothecate, any Shares of Common Stock of any

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Company, and that, subsequent to the registration of Common Stock and Merger of a Company, I will not sell, pledge, assign or otherwise transfer or hypothecate fifty percent (50%) of the Shares of such Company, (including any shares of Common Stock registered in connection with the Registration Statement described in Paragraph 13 hereof) or other equity securities of the Company (other than those acquired in the public market in any initial public offering by such Company or thereafter) during the twelve (12) month period following the consummation of the Merger without the prior written consent of such surviving Company. Notwithstanding anything contained herein, if, subsequent to a Merger, a Company releases Mr. James A. Prestiano from the terms of his same lock-up agreement restricting his Shares of Common Stock held prior to the Offering in such Company, or releases the holder of any Placement Agent Warrant from the lock- up, my Shares will be released in a pro rata percentage from the terms of the lock-up agreement. This "Lock Up" Agreement may be referenced in a legend on my shares.

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